Exhibit 10.3
FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT
This Fourth Amendment to Employment Agreement (this “Amendment”) is made and entered into as of May 3, 2022, by and between Stephen A. Arcana (the “Executive”), and Golden Entertainment, Inc., a Minnesota corporation, including its subsidiaries and Affiliates (collectively, the “Company”).
RECITALS
WHEREAS, the Executive and the Company previously entered into that certain Employment Agreement made and entered into as of October 1, 2015, as amended by the First Amendment to Employment Agreement made and entered into as of February 9, 2016, as further amended by the Second Amendment to Employment Agreement made and entered into as of March 10, 2017, as further amended by the Third Amendment to Employment Agreement made and entered into as of March 14, 2018 (together, the “Agreement”), pursuant to which Executive currently is employed at-will by the Company; and
WHEREAS, the Company and the Executive wish to enter into this Amendment to modify certain terms of the Agreement.
NOW, THEREFORE, in consideration of the mutual promises and covenants and the respective undertakings of the Company and the Executive set forth below, the Company and the Executive agree as follows:
AGREEMENT
1.Amendment to Section 2. Section 2 of the Agreement is hereby amended by deleting “Six Hundred Thousand Dollars ($600,000)” and by replacing the same with “, effective April 4, 2022, Six Hundred Thirty Thousand Dollars ($630,000).”
2.Amendment to Section 3. Section 3 of the Agreement is hereby deleted in its entirety and such Section is hereby replaced with the following new Section 3:
“3.    Incentive Compensation. The Executive shall participate in the Company's incentive compensation program from time-to-time established and approved by the Compensation Committee of the Company’s Board of Directors, such participation to be on the same terms and conditions as from time-to-time apply to executive officers of the Company. The Executive’s target bonus under the Company’s annual incentive compensation plan shall be one hundred fifteen percent (115%) of the Executive’s Base Salary.”
3.Status of Agreement. Except to the limited extent expressly amended hereby, the Agreement and its terms and conditions remain in full force and effect and unchanged by this Amendment. Capitalized terms used herein but not defined herein shall have the meanings ascribed such terms in the Agreement.
4.Counterparts and Facsimile Signatures. This Amendment may be executed in one or more counterparts hereof, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures are permitted and shall be binding for purposes of this Amendment.
[Signature Page Follows]

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the due authorization of its Board, the Company has caused this Amendment to be executed in its name and on its behalf, all as of the day and year first written above.

GOLDEN ENTERTAINMENT, INC.:		EXECUTIVE:
By:	/s/ Charles H. Protell	By:	/s/ Stephen A. Arcana
Name:	Charles H. Protell		Stephen A. Arcana
Its:	President and Chief Financial Officer

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